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                                                                     Exhibit 4.2
                              As of April 14, 2000

Sharon and Louis DiMinico
76 Farmers Row
Groton, MA  01450

Sharon DiMinico, President
The Learning Express, Inc.
29 Buena Vista Street
Ayer, MA  01432

Sharon DiMinico, Manager
Louis DiMinico, Manager
Toy Building, LLC
29 Buena Vista Street
Ayer, MA  01432

Dear Sharon and Lou:

         Reference is made to (1) that certain Guaranty (Unlimited) dated December 29, 1999 executed by Sharon DiMinico (the "Sharon DiMinico Guarantee");
(2) that certain Guaranty (Unlimited) dated December 29, 1999 executed by Louis DiMinico (the "Louis DiMinico Guarantee"); (3) that certain Guaranty (Unlimited) dated December 29, 1999 executed by The Learning Express, Inc. (the "Learning Express Guarantee"); and (4) that certain Guaranty (Unlimited) dated December 29, 1999 executed by Toy Building, LLC (the "Toy Building Guarantee") (the Sharon DiMinico Guarantee, the Louis DiMinico Guarantee, the Learning Express Guarantee and the Toy Building Guarantee together, the "Guarantees", and Sharon DiMinico, Louis DiMinico, The Learning Express, Inc. and Toy Building, LLC individually, a "Guarantor" and collectively, the "Guarantors"). Pursuant to the Guarantees, the Guarantors have each agreed to guarantee the Obligations (as defined in the Guarantees) of LearningExpress.com LLC, a subsidiary of LearningExpress.com Holdings LLC (the "Company"), in connection with that certain Loan Agreement dated December 29, 1999, by and between LearningExpress.com LLC and USTrust n/k/a Citizens Bank (the "Bank").

         In consideration of the Guarantors' agreeing to guarantee the Obligations of LearningExpress.com LLC to the Bank, the Company agrees to the following:

1. If Sharon DiMinico makes payments to the Bank in satisfaction of her obligations under the Sharon DiMinico Guarantee, the Company will issue to Ms. DiMinico one Series A Convertible Preferred Share of the Company for each $1.75 she so pays to the Bank.

2. If Louis DiMinico makes payments to the Bank in satisfaction of his obligations under the Louis DiMinico Guarantee, the Company will issue to


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Mr. DiMinico one Series A Convertible Preferred Share of the Company for each
$1.75 he so pays to the Bank.

3. If The Learning Express, Inc. makes payments to the Bank in satisfaction of its obligations under the Learning Express Guarantee, the Company will issue to The Learning Express, Inc. one Series A Convertible Preferred Share of the Company for each $1.75 it so pays to the Bank.

4. If Toy Building, LLC makes payments to the Bank in satisfaction of its obligations under the Toy Building Guarantee, the Company will issue to Toy Building, LLC one Series A Convertible Preferred Share of the Company for each $1.75 it so pays to the Bank.

         By countersigning this letter agreement below, each Guarantor agrees that:

         - prior to the issuance of any Series A Convertible Preferred Shares (the "Shares") to a Guarantor, the Guarantor will execute and enter into the then current Operating Agreement of the Company and be bound thereby as a member of the Company;

         - the Guarantor acquiring the Shares will be acquiring such Shares for its own account for investment purposes, the Guarantor has no intention of offering, distributing or otherwise disposing of the Shares, and the Guarantor will not dispose of any Shares unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Shares or, in the opinion of counsel for the Company, the Shares are exempt from the registration requirements of the Securities Act of 1933; and

         - the Guarantor will not, for a period of at least 180 days following the effective date of any "Initial Public Offering" by the Company (or its successor-in-interest) or by LearningExpress.com LLC (or its successor-in-interest), directly or indirectly, sell, offer to sell or otherwise dispose of the Shares or any shares of LearningExpress.com LLC (or its successor-in-interest) received in exchange for the Shares, other than any securities which are included in such Initial Public Offering; provided, however, that the Company shall be under no obligation to include such shares or any portion thereof in any Initial Public Offering. For purposes of this letter agreement, an "Initial Public Offering" shall mean the Company's (or its successor-in-interest's) or LearningExpress.com LLC's (or its successor-in-interest's) initial distribution of securities in an underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission.

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         The obligations of the Company pursuant to this letter agreement will terminate upon termination of the Guarantees.


                                            LEARNINGEXPRESS.COM HOLDINGS LLC

                                            By:  /s/ Steven P. Manfredi
                                                 -------------------------------
                                                     Steven P. Manfredi
                                                     Chief Executive Officer


Accepted and agreed to:


/s/ Sharon DiMinico
-------------------------
Sharon DiMinico


/s/ Louis DiMinico
-------------------------
Louis DiMinico


THE LEARNING EXPRESS,
INC.

By:  /s/ Sharon DiMinico
-------------------------
         Sharon DiMinico
         President


TOY BUILDING, LLC

By:  /s/ Sharon DiMinico
-------------------------
         Sharon DiMinico
         Manager


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